ULURU NEWS

Contact: Company
Renaat E. Van den Hooff
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC. (“ULURU”) DEALING DISCLOSURE REQUIREMENTS

Addison, Texas, April 6, 2009; ULURU Inc. (NYSE AMEX: ULU) the following is an announcement that ULURU has been requested to publish by the Takeover Panel in the United Kingdom.  They have requested this announcement because, whether there has been an offer or not, the Form 8-K filing made by ULURU on 6 April 2009 has triggered the requirement of this announcement under the UK Takeover Code (the “Code”).  For more information, please do not call ULURU, Inc., but instead contact the Takeover Panel Market Surveillance Unit in London (+44 20 7638 0129 or monitoring@disclosure.org.uk), noting time difference and dialing prefix 001 if placing a call from the United States.

Dealing Disclosure Requirements

ULURU announced on 6 April 2009 that it had entered into a non-binding offer letter to acquire York Pharma plc (“York”). As a consequence of this announcement, ULURU and York issued a joint announcement on 6 April 2009 that they are in discussions which may or may not lead to an offer being made by ULURU for the entire issued share capital of York. Whilst there is no certainty that these discussions will lead to an offer being made for York, as a result of the announcement common stockholders in ULURU are subject to the dealing disclosure requirements of Rule 8 of the Code.

Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of ULURU or York, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction.  This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends.  If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of ULURU or York, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of ULURU or York by ULURU or York or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s Website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities.  In particular, a person will be treated as having an “interest” by virtue of the ownership of control of securities, or by virtue of any option in respect of, or derivative reference to, securities.

Terms in quotation marks are defined in the Takeover Code, which can also be found on the Takeover Panel’s Website.  If you are in any doubt as to whether or not you are required to disclosed a “dealing” under Rule 8, you should consult the Takeover Panel Market Surveillance United (+44 20 7638 0129 or monitoring@disclosure.org.uk).

In accordance with Rule 2.10 of the Code, ULURU confirms that it has in issue 65,582,532 shares of common stock, par value $0.001 each (the “Common Stock”).

The ISIN reference for the Common Stock is US90403T1007.

About ULURU Inc.:
ULURU Inc. is a specialty pharmaceutical company focused on the development of a portfolio of wound management and oral care products to provide patients and consumers with improved clinical outcomes through controlled delivery utilizing its innovative Nanoflex™ Aggregate technology and transmucosal delivery system. For more information about Altrazeal™, please visit www.Altrazeal™.com. For more information about ULURU Inc., please visit www.uluruinc.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, including statements relating to the possible acquisition of York by the Company and statements relating to potential strategic benefits of any such acquisition. These statements are subject to numerous risks and uncertainties, including but not limited to the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed by us with the Securities and Exchange Commission.